CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Kevin Lewis General Manager Investor Relations T - (412) 433-6935 E - KLewis@uss.com

FOR IMMEDIATE RELEASE
UNITED STATES STEEL CORPORATION PROVIDES
SECOND QUARTER 2019 GUIDANCE
PITTSBURGH, June 18, 2019 – Today, United States Steel Corporation (NYSE: X) provided second quarter 2019 guidance.
We expect second quarter 2019 adjusted EBITDA to be approximately $250 million, which excludes approximately $15 million of estimated second quarter impacts from the December 24, 2018 fire at our Clairton coke making facility. We expect second quarter 2019 adjusted diluted earnings per share to be approximately $0.40.
Second Quarter 2019 Adjusted EBITDA Commentary
Flat-Rolled segment adjusted EBITDA, which we expect to be higher versus the first quarter, is being negatively impacted by decreasing steel prices and softening end market demand. Additionally, second quarter shipments are lower than we expected due to flooding in the southern United States, which has limited the availability of barges and our ability to ship finished product to customers over the past few weeks.

©2019 U. S. Steel. All Rights Reserved

For both our USSE and Tubular segments, we expect second quarter 2019 adjusted EBITDA to be lower than first quarter 2019. In Europe, market headwinds have increased while Tubular margins are under pressure due to lower selling prices.
Temporary Adjustments to Global Blast Furnace Footprint
In response to current market conditions, we are taking actions aligned with our strategy by adjusting our global blast furnace footprint. We are idling two blast furnaces in the United States and one blast furnace in Europe to better align our global production with our order book.
In the United States, we began a planned maintenance outage on the Great Lakes B2 blast furnace last week. Based on current market conditions, we expect the B2 blast furnace to remain idled after the completion of the planned outage. In addition, we expect to temporarily idle a south blast furnace at our Gary Works facility. As a result of these footprint actions, we expect to decrease monthly blast furnace production capacity by approximately 200,000 – 225,000 tons beginning in July. If both furnaces remain idled for the remainder of the year, we expect full year Flat-Rolled shipments to third party customers to be approximately 11.0 million tons. We will resume blast furnace production at one or both idled blast furnaces when market conditions improve.
In Europe, USSE continues to be negatively impacted by increasing levels of imports and continued market headwinds related to raw material costs and demand. As a result, we will idle the #2 blast furnace, which has the capacity to produce approximately 125,000 tons per month. If #2 blast furnace remains idled for the remainder of the year, we expect full year USSE shipments to third party customers to be approximately 3.6 million tons. We will resume #2 blast furnace production when market conditions improve.
While market conditions have softened, we remain focused on executing the value creation strategy that is underway. We believe that the investments being made to improve costs and expand product capabilities will create a more differentiated and agile company, combining our competitive advantages with state-of-the-art sustainable steel technology to create long-term value for our stockholders, customers and employees.

©2019 U. S. Steel. All Rights Reserved

Forward Looking Statements
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume impacts, share of sales and earnings per share changes, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

©2019 U. S. Steel. All Rights Reserved

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE

(Dollars in millions)
Reconciliation to Projected Adjusted EBITDA Included in Guidance	2Q 2019
Projected net earnings attributable to United States Steel Corporation included in guidance	$57
Estimated income tax benefit	(22)
Estimated net interest and other financial costs	50
Estimated depreciation, depletion and amortization	150
Projected EBITDA included in guidance	$235
Estimated second quarter impact of the December 24, 2018 fire at the Clairton coke making facility	15
Projected adjusted EBITDA included in guidance	$250

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS GUIDANCE

(Dollars in millions, except per share amounts)
Reconciliation to Adjusted Net Earnings Attributable to U. S. Steel Included in Guidance	2Q 2019
Net earnings attributable to United States Steel Corporation included in guidance	$57
Estimated second quarter impact of the December 24, 2018 fire at the Clairton coke making facility[1]	12
Adjusted net earnings attributable to United States Steel Corporation included in guidance	$69

Reconciliation to Adjusted Diluted Net Earnings Per Share Included in Guidance	2Q 2019
Diluted net earnings per share included in guidance	$0.33
Estimated second quarter impact of the December 24, 2018 fire at the Clairton coke making facility[1]	0.07
Adjusted diluted net earnings per share included in guidance	$0.40
1 This adjustment has been tax effected.

©2019 U. S. Steel. All Rights Reserved

Note Regarding Non-GAAP Financial Measures
We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA are non-GAAP measures that exclude the financial effects of the Clairton coke making facility fire that are not part of the Company's core operations. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the financial effects of the Clairton coke making facility fire that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

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United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 250 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.

©2019 U. S. Steel. All Rights Reserved